(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Equity Trust

We consent to the use of our report dated July 25, 2014, with respect to the financial statements of Voya Growth Opportunities Fund, a series of Voya Equity Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

May 21, 2015